Exhibit 99.11

Execution Version

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”) dated as of June 7, 2017 among Silver Biotech Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Topco”), Silver Biotech Investment Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco”) and GL Trade Investment Limited, a company incorporated under the laws of the Cayman Islands (the “Rollover Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Holdco, Silver Delaware Investment Limited, a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”) and SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, the Rollover Holder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 4,750,116 of shares of common stock, par value $0.001 per share, of the Company (“Company Shares”) (the “Rollover Shares”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Holder desires to contribute its Rollover Shares to Holdco in exchange for 4,750,116 of newly issued ordinary shares of Topco (the “Topco Shares”);

WHEREAS, concurrently herewith, the Rollover Holder has, at the request of Holdco, deposited 646,942 shares of the Rollover Shares (the “Escrow Shares”) with Computershare Trust Company, N.A. (the “Escrow Agent”), pursuant to an Escrow Agreement entered into by Holdco, the Company and the Escrow Agent on the date hereof (the “Escrow Agreement”); and

WHEREAS, in order to induce Holdco, the Company, and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Rollover Holder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Rollover Holder’s Contribution in Exchange for Topco Shares. At the Contribution Closing (as defined herein), upon the terms and subject to the conditions of this Agreement, the Rollover Holder hereby agrees to transfer, contribute and, with respect to the Rollover Shares that are not the Escrow Shares, deliver, to Holdco the Rollover Shares. In consideration for the indirect benefit received by Topco as a result of the contribution of the Rollover Shares to Holdco, a wholly owned subsidiary of Topco, pursuant to this Section 1, Topco hereby agrees to issue at the Contribution Closing to the Rollover Holder the Topco Shares. The Rollover Holder hereby acknowledges and agrees that (i) delivery of the Topco Shares shall constitute complete satisfaction of all obligations towards or sums due to the Rollover Holder by Holdco, Topco and/or Merger Sub with respect to the Rollover Shares, and (ii) on receipt of the Topco Shares, the Rollover Holder shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Holdco by the Rollover Holder.

2.          Contribution Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article IX of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing), the closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) will take place immediately prior to the Closing. No later than three (3) Business Days prior to the date of the Contribution Closing, the Rollover Holder and any agent of the Rollover Holder holding certificates evidencing any Rollover Shares (including, without limitation, any broker holding securities in “street name”, but excluding the Escrow Shares) shall deliver or cause to be delivered to Holdco all certificates representing Rollover Shares in such Persons’ possession, (i) duly endorsed for transfer or (ii) with executed stock powers, both reasonably acceptable in form to Holdco and sufficient to transfer such shares to Holdco, for disposition in accordance with the terms of this Agreement (the “Share Documents”). The Share Documents shall be held by Holdco or any agent authorized by Holdco until the Contribution Closing.

3.          Irrevocable Election.

(a)        The execution of this Agreement by the Rollover Holder evidences, subject to Section 9, the irrevocable election and agreement by the Rollover Holder to contribute the Rollover Shares in exchange for Topco Shares at the Contribution Closing on the terms and conditions set forth herein. In furtherance of the foregoing, The Rollover Holder covenants and agrees that from the date hereof until any termination of this Agreement pursuant to 9, the Rollover Holder shall not, directly or indirectly, (i) tender any Rollover Shares into any tender or exchange offer, (ii) deposit any Rollover Shares into a voting trust or grant any proxy or power of attorney or enter into a voting agreement (other than the Voting Agreement) with respect to any Rollover Shares, (iii) sell (constructively or otherwise), assign, transfer, pledge, grant, gift, encumber or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding (other than the Voting Agreement and the Escrow Agreement) with respect to the Transfer of, any Rollover Shares or any right, title or interest thereto or therein (including by operation of Applicable Law), (iv) knowingly take any action that would make any representation or warranty of the Rollover Holder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying the Rollover Holder from performing any of its obligations under this Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv). Any purported Transfer in violation of this paragraph shall be void.

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(b)        The Rollover Holder covenants and agrees that the Rollover Holder shall promptly (and in any event within two (2) Business Days) notify Holdco and Topco of any new Company Shares with respect to which beneficial ownership is acquired by such Rollover Holder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such Company Shares shall automatically become subject to the terms of this Agreement.

4.         Representations and Warranties of Holdco. To induce the Rollover Holder to contribute the Rollover Shares and to accept the Topco Shares, Holdco makes the following representations and warranties to the Rollover Holder, which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

(a)         Organization, Standing and Authority. Holdco is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Holdco and, assuming due authorization, execution and delivery by Topco and the Rollover Holder, constitutes a legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)         Consents and Approvals; No Violations. Except for the applicable requirements of the Exchange Act and laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Holdco for the execution, delivery and performance of this Agreement by Holdco or the consummation by Holdco of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Holdco nor the consummation by Holdco of the transactions contemplated hereby nor compliance by Holdco with any of the provisions hereof shall (A) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Holdco or its properties or assets, (B) conflict with or violate any provision of the organizational documents of Holdco, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrances on such property or asset of Holdco pursuant to, any Contract to which Holdco is a party or by which such Holdco or any property or asset of Holdco is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holdco or any of Holdco’s properties or assets.

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5.         Representations and Warranties of Topco. To induce the Rollover Holder to contribute the Rollover Shares and to accept the Topco Shares, Topco makes the following representations and warranties to the Rollover Holder, which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

(a)        Organization, Standing and Authority. Topco is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Topco and, assuming due authorization, execution and delivery by Holdco and the Rollover Holder, constitutes a legal, valid and binding obligation of Topco, enforceable against Topco in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)        Consents and Approvals; No Violations. Except for the applicable requirements of the Exchange Act and laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Topco for the execution, delivery and performance of this Agreement by Topco or the consummation by Topco of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Topco nor the consummation by Topco of the transactions contemplated hereby nor compliance by Topco with any of the provisions hereof shall (A) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Topco or its properties or assets, (B) conflict with or violate any provision of the organizational documents of Topco, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrances on such property or asset of Topco pursuant to, any Contract to which Topco is a party or by which such Topco or any property or asset of Topco is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Topco or any of Topco’s properties or assets.

(c)        Issuance of Topco Shares. The Topco Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any Encumbrances (including any restriction on the right to vote, sell, transfer or otherwise dispose of such shares but in any event other than any restrictions pursuant to applicable securities laws and any restrictions arising under any agreements entered into at the Contribution Closing by the Rollover Holder) when issued.

6.         Representations and Warranties of the Rollover Holder. To induce Holdco to accept the Rollover Shares, and Topco to issue the Topco Shares, the Rollover Holder makes the following representations and warranties to Holdco and Topco, which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

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(a)         Ownership of Shares. The Rollover Holder is the beneficial owner of the Rollover Shares, free and clear of any Encumbrances (including restrictions on the right to vote, sell, transfer or otherwise dispose of such shares but in any event other than any restrictions pursuant to applicable securities laws or as created by this Agreement, the Voting Agreement and the Escrow Agreement). The Rollover Holder has sole voting power, sole power of disposition, sole power to demand dissenter’s rights (if applicable) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Rollover Shares, with no limitations, qualifications, or restrictions on such rights (other than any restrictions pursuant to applicable securities laws or as created by this Agreement, the Voting Agreement and the Escrow Agreement). As of the date hereof, other than the Rollover Shares, the Rollover Holder does not own, beneficially or of record, any Company Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities). The Rollover Shares are not subject to any voting trust agreement or other Contract to which the Rollover Holder is a party restricting or otherwise relating to the voting or Transfer of the Rollover Shares other than this Agreement, the Voting Agreement and the Escrow Agreement. The Rollover Holder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Rollover Shares, except as contemplated by this Agreement or the Voting Agreement.

(b)         Organization, Standing and Authority. The Rollover Holder has full legal power and capacity to execute and deliver this Agreement and to perform such Rollover Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Rollover Holder and, assuming due authorization, execution and delivery by Holdco and Topco, constitutes a legal, valid and binding obligation of the Rollover Holder, enforceable against the Rollover Holder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)         Consents and Approvals; No Violations. Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Rollover Holder for the execution, delivery and performance of this Agreement by the Rollover Holder or the consummation by the Rollover Holder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by the Rollover Holder nor the consummation by the Rollover Holder of the transactions contemplated hereby, nor compliance by the Rollover Holder with any of the provisions hereof shall (A) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Rollover Holder or its properties or assets, (B) conflict with or violate any provision of the organizational documents of the Rollover Holder, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrances on property or assets of the Rollover Holder pursuant to any Contract to which the Rollover Holder is a party or by which the Rollover Holder or any property or asset of the Rollover Holder is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Rollover Holder or any of the Rollover Holder’s properties or assets, except in each case of (A) through (D) for any such breaches, violations, defaults, rights or Encumbrances would not impair the ability of the Rollover Holder to perform its obligations under this Agreement.

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(d)         Litigation. Except for any shareholder litigation in connection with the Merger, there is no action, suit, investigation, complaint or other proceeding pending against the Rollover Holder or, to the knowledge of the Rollover Holder, any other Person or, to the knowledge of the Rollover Holder, threatened against the Rollover Holder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by the Rollover Holder of its obligations under this Agreement.

(e)         Reliance. The Rollover Holder understands and acknowledges that Holdco and the Company are entering into the Merger Agreement in reliance upon the Rollover Holder’s execution and delivery of this Agreement and the representations and warranties of the Rollover Holder contained herein.

7.         Further Assurances. The Rollover Holder hereby covenants that, from time to time, the Rollover Holder will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances necessary to convey, transfer to and vest in Holdco, and to put Holdco in possession of, all of the applicable Rollover Shares in accordance with the terms of this Agreement.

8.         Notices. All notices, requests and other communications to any party hereunder shall be given in the manner specified in the Merger Agreement (and shall be deemed given as specified therein) as follows:

If to the Rollover Holder:

Unit 3001, China World Tower 2
No. 1 Jian Guo Men Wai Avenue
Beijing 100004, People’s Republic of China
Fax No: +86-10-5961-1210
Attention: Ms. Shirley Lin

with a copy to (which alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
30F China World Office 2
No. 1 Jianguomenwai Ave.
Beijing, China 100004
Attention: Peter Huang
E-mail: peter.huang@skadden.com

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If to Holdco or Topco:

Unit 3001, China World Tower 2
No. 1 Jian Guo Men Wai Avenue
Beijing 100004, People’s Republic of China
Fax No: +86-10-5961-1210
Attention: Ms. Shirley Lin

with a copy to (which alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
30F China World Office 2
No. 1 Jianguomenwai Ave.
Beijing, China 100004
Attention: Peter Huang
E-mail: peter.huang@skadden.com

9.          Termination. This Agreement, and the obligation of the Rollover Holder to contribute, transfer, assign and deliver the Rollover Shares the Rollover Holder owns, will terminate immediately upon the earlier of the Closing or the valid termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Section 9 and Sections 10 through 20 shall survive any termination of this Agreement. Nothing in this Section 9 shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger contemplated by the Merger Agreement fails to occur but the Contribution Closing has already taken place, then Holdco shall promptly return the Share Documents to the Rollover Holder at its address set forth in Section 8 and take all such actions as are necessary to restore the Rollover Holder to the position it was in with respect to ownership of the Company Shares prior to the Contribution Closing.

10.        Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof. Except as set out in Section 11, each of the parties hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

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11.        WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12.        Binding Effect; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, delegated or otherwise transferred by any of the parties hereto, in whole or in part (whether by operation of Applicable Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

13.        Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.        Amendments; Waivers. No amendment, modification or supplement to the Agreement shall be enforced against any party unless such amendment, modification or supplement is in writing and signed by each of the parties hereto. Any waiver by any party of any term of this Agreement shall not operate as or be construed to be a waiver of any other term of this Agreement. Any waiver must be in writing and signed by the party charged therewith.

15.        Entire Agreement. This Agreement (together with the Merger Agreement and the Interim Investors Agreement to the extent referred to in this Agreement) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all contemporaneous or prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

16.        No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

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17.        Severability. Any term or provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction;

18.        Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be a complete and adequate remedy. Accordingly, the parties hereto agree that each shall be entitled to seek injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations hereunder, in addition to any other rights or remedies available hereunder or at law or in equity.

19.        No Presumption Against Drafting Party. Each of the parties hereto acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any Applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

20.        Interpretation. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Silver Biotech Holding Limited

By:	/s/ Yang Yang
Name: Yang Yang

Title: Director

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Silver Biotech Investment Limited

By:	/s/ Yang Yang
Name: Yang Yang

Title: Director

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GL Trade Investment Limited

By:	/s/ Hu Chou Hui
Name: Hu Chou Hui

Title: Director

[Signature Page to Rollover Agreement]